UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2005

STRATOS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)
Registrant’s telephone number, including area code: (708) 867-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 6, 2005, Stratos International, Inc. finalized the form of restricted stock agreement for the Company’s 2006 fiscal year grants of restricted stock to nonemployee directors pursuant to Stratos’ 2003 Stock Plan, as amended. Grants of restricted stock under the agreements generally vest in three equal annual installments, subject to earlier vesting in some circumstances. The form of restricted stock agreement for directors is attached as exhibit 99.1.
     Also on December 6, 2005, the Board of Directors of Stratos approved an amendment to the prior restricted stock agreements evidencing restricted stock awards to directors under Stratos’ 2003 Stock Plan. The forms of the amendment are attached as exhibits 99.2, 99.3, and 99.4.
Item 1.02. Termination of a Material Definitive Agreement.
     On December 6, 2005, the Board of Directors of Stratos International, Inc. voted to terminate Stratos’ Severance Plan, originally adopted in November 2002. The plan had provided certain severance benefits to substantially all salaried employees of Stratos in the event of a change of control of Stratos. The plan was terminated based upon the Board’s decision that the Compensation Committee of the Boards should consider the need for Stratos to adopt a new severance plan or policy and should adopt and implement any severance plan or policy deemed appropriate by the Committee.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibits are furnished with this document:

Exhibit
Number	Description of Exhibit
99.1	Form of Restricted Stock Agreement for Directors.

99.2	Form of Amendment to Restricted Stock Agreement for Directors.

99.3	Form of Amendment to Restricted Stock Agreements for Philip A. Harris.

99.4	Form of Amendment to Restricted Stock Agreements for Newell V. Starks.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC.
By:	/s/ Barry Hollingsworth
	Name:	Barry Hollingsworth
	Title:	Chief Financial Officer

Date: December 7, 2005

Exhibit Index

Exhibit
Number	Description of Exhibit
99.1	Form of Restricted Stock Agreement for Directors.

99.2	Form of Amendment to Restricted Stock Agreement for Directors.

99.3	Form of Amendment to Restricted Stock Agreements for Philip A. Harris.

99.4	Form of Amendment to Restricted Stock Agreements for Newell V. Starks.